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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 11, 1999 relating to the consolidated financial statements of Saturn Global Network Services Holdings Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                             PricewaterhouseCoopers

London, United Kingdom

July 22, 1999